UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF

 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2010

The Phoenix Companies, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-16517	06-1599088

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One American Row, Hartford, CT	06102-5056

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860)403-5000

NOT APPLICABLE

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 11, 2010, the Board of Directors of The Phoenix Companies, Inc. (the “Company”) appointed Mr. Michael E. Hanrahan, CPA, Vice President, as the Company’s Chief Accounting Officer, effective immediately.  Mr. Hanrahan has been serving as Vice President and acting Chief Accounting Officer of the Company since August 25, 2009.  Prior to that, he was Vice President, Corporate Accounting of the Company since joining the Company in November 2008. Prior to that, he was Vice President, Corporate Controller of Allied World Assurance Company (formerly Darwin Professional Underwriters), a specialty insurance company, from September 2006 to November 2008. Prior to that, he was Vice President, Retirement Division Controller of Prudential Financial, an insurance and investment products and services company, from April 2004 (when Prudential acquired CIGNA’s retirement business where he worked since March 1996) to September 2006.

Effective as of February 1, 2010, Mr. Hanrahan was granted an annual base salary of $215,000.  Mr. Hanrahan is also eligible to receive annual incentive payments pursuant to the Annual Incentive Plan. Effective as of February 1, 2010, Mr. Hanrahan's annual incentive target under the Annual Incentive Plan was set at 30% of Mr. Hanrahan's annual base salary.  All annual payments paid pursuant to the Annual Incentive Plan are based on specified performance criteria as provided in the Annual Incentive Plan. Further, Mr. Hanrahan is eligible to participate in the Long-Term Incentive Plan.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PHOENIX COMPANIES, INC.
Date: February 17, 2010	By:	/s/ John T. Mulrain
		Name:	John T. Mulrain
		Title:	Senior Vice President, General Counsel and Secretary